Exhibit 10.1

AMENDMENT TO EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) is dated January 30, 2020 by and between First Western Financial, Inc., a Colorado corporation (the “Company” or “FWFI”), and Scott Wylie, an individual resident of the State of Colorado (the “Executive”).  Together the Company and the Executive are referred to herein as the “Parties”.

WHEREAS, the Company and Executive entered into an Employment Agreement effective as of January 1, 2017, a copy of which is attached hereto and incorporated herein by reference (the “Agreement”);

WHEREAS, the Parties desire to amend Section 3(c), Section 4(a) and Section 4(b) of the Agreement in the manner reflected herein;

WHEREAS, the Board of Directors of the Company has approved the amendments to the Agreement;

NOW, THEREFORE, in consideration of the covenants and conditions herein, the parties agree to amend the Agreement as follows:

1.	Section 3 (c) is hereby deleted in its entirety and replaced with the following:

“(c)    Resignation for “Good Reason” means termination of employment by the Executive because of the occurrence of any of the following events:

i.	there is a material reduction in the Executive’s Base Salary, unless agreed to in writing by the Executive;
ii.	there is a material reduction in the Executive’s authority, duties, or responsibilities;
iii.	the Executive does not continue to retain the title of Chairman of the Board of the Company, unless agreed to in writing by the Executive;
iv.	the failure of any successor to assume this Agreement; and
v.

any other action or inaction that constitutes a material breach by the Company of this Agreement after the Executive provides written notice to the Company of the facts which constitute the grounds within sixty (60) business days following the initial existence of the grounds and the Company thereafter fails to cure such grounds within sixty (60) business days following its receipt of such notice (or, in the event that such grounds cannot be corrected within such sixty (60) day period, the Company has not taken all reasonable steps within such sixty (60) day period to correct such grounds as promptly as practicable thereafter).”

2.	Sections 4(a) and 4(b) of the Agreement are hereby deleted and replaced in their entirety with the following:

“4(a) Base Salary.  The Company shall pay to the Executive an annual salary (the “Base Salary”) payable in substantially equal installments at such intervals as may be determined by the Company in accordance with its ordinary payroll practices, as established from time to time. The Base Salary shall be reviewed by the Board of Directors annually, and increased as appropriate, for market changes.  Executive’s annualized 2019 Base Salary remains unchanged at $450,000. The Base Salary shall not be decreased by the Company except with the prior written consent of the Executive.

4(b) Annual Incentive Compensation.  Executive is eligible to receive annual incentive compensation (the “Annual Bonus”) as governed by the terms set forth in the First Western Financial, Inc. Incentive Plan for Senior Executive Officers, as may be amended from time to time.  The incentive compensation performance measures and goals are reviewed by the Board of Directors annually, and adjusted as appropriate, according to the needs of the business.”

3.	All terms and provisions of the Agreement not amended hereby, either expressly or by necessary implication, shall remain in full force and effect.
4.	This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and both of which together shall constitute the same instrument.
5.

This Amendment, along with the Agreement embody the complete Agreement, and from and after the date of this Amendment, all references to the term “Agreement” in this Amendment or the original Agreement shall include the terms contained in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

First Western Financial, Inc.

By:	/s/ Julie Courkamp
Julie Courkamp, CFO

EXECUTIVE

/s/ Scott Wylie
Scott Wylie